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                                                                     Exhibit 11
                                 BHA Group, Inc.
                    Computation of Earnings Per Common Share


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

                                                                                      Three Months Ended
                                                                                         December 31
                                                                                  1995                  1994
                                                                           -------------------    ------------------
Net earnings                                                                 $   1,505,632           $  1,410,957
Weighted average number of common and common
     stock equivalent shares:

         Weighted average number of outstanding common
              shares                                                             5,460,129              5,961,092

         Dilutive effect (excess of number of shares issuable over
              number of shares  assumed to be repurchased with
              the proceeds of exercised options based on the average
               market price  during the period)                                    132,746                115,456
                                                                           -------------------    ------------------

                                                                                 5,592,875              6,076,548

Earnings per common and common stock equivalent
     shares:                                                                 $         .27           $        .23
                                                                           -------------------    ------------------

Weighted average number of common and common stock equivalent shares, assuming full dilution:

     Additional dilutive effect (reduction in number of shares assumed to be repurchased  with the proceeds of exercised stock options based on the end of the period market price of the stock, if
         higher than the average price)                                            -                        1,470
                                                                           -------------------    ------------------

                                                                                 5,592,875              6,078,018
                                                                           -------------------    ------------------

Earnings per common and common stock equivalent
     shares assuming full dilution:                                          $         .27           $        .23
                                                                           -------------------    ------------------


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